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                                                                    Exhibit 24.5

                                   CERTIFICATE
                                     OF THE
                                    SECRETARY
                                       OF
                     COMPUTER NETWORK TECHNOLOGY CORPORATION



         The undersigned, Secretary of Computer Network Technology Corporation, a Minnesota corporation (the "Corporation"), hereby certifies the following resolution was duly adopted by the Board of Directors of the Corporation:

         FURTHER RESOLVED, that each officer and director of the Corporation who may be required to execute any Registration Statement with the Commission with respect to common stock issued under the plan, or any amendments or supplements thereto (whether on behalf of the Corporation or as an officer or director thereof or otherwise) be, and hereby is, authorized to execute and deliver a power of attorney appointing Thomas G. Hudson, Gregory T. Barnum or Jeffrey A. Bertelsen, his or her true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such Registration Statement or such document and any and all amendments (including post-effective amendments) or supplements thereto, and all instruments necessary or appropriate tin connection therewith, and to file the same with the Commission, each of said attorneys and agents to have full power and authority to do and perform in the name and on behalf of each of such directors and officers, and any of them, every act whatsoever necessary or advisable to be done by any such officer or director pursuant to these resolutions.


                                    COMPUTER NETWORK TECHNOLOGY CORPORATION

                                      By /s/ Gregory T. Barnum
                                         ---------------------
                                         Gregory T. Barnum
                                         Secretary